                                                                   Exhibit 10.13









                                PENSION PLAN FOR
                  CERTAIN HOURLY BARGAINING UNIT EMPLOYEES OF
                             R. D. WERNER CO., INC.

                      (RESTATED EFFECTIVE OCTOBER 1, 1989)


                                    CONTENTS
                                                                            Page
                PREAMBLE                                                      V
ARTICLE I       DEFINITIONS
   1.01       Accrued Benefit                                                  1
   1.02       Adjustment Factor                                                1
   1.03       Annuity Starting Date                                            1
   1.04       Beneficiary                                                      1
   1.05       Board                                                            2
   1.06       Code                                                             2
   1.07       Date of Employment or Reemployment                               2
   1.08       Disability Retirement Age                                        3
   1.09       Disability Retirement Date                                       3
   1.10       Early Retirement Age                                             3
   1.11       Early Retirement Date                                            3
   1.12       Employee                                                         3
   1.13       Employer                                                         3
   1.14       ERISA                                                            3
   1.15       Hour of Service                                                  3
   1.16       Joint and Survivor Annuity                                       4
   1.17       Limitation Year                                                  5
   1.18       Normal Pension                                                   5
   1.19       Normal Retirement Benefit                                        5
   1.20       Normal Retirement Age                                            5
   1.21       Normal Retirement Date                                           5
   1.22       Participant                                                      5
   1.23       Pension Board                                                    5
   1.24       Plan                                                             6
   1.25       Plan Administrator                                               6
   1.26       Plan Year                                                        6
   1.27       Prior Plan                                                       6
   1.28       Related Employer                                                 6
   1.29       Restatement Date                                                 6
   1.30       Service                                                          7
   1.31       Severance From Service                                           8
   1.32       Total and Permanent Disability                                   9
   1.33       Trust Agreement and Trust                                       10
   1.34       Trust Fund                                                      10
   1.35       Trustee                                                         10

                                    CONTENTS
                                  (continued)

                                                                            Page
      1.36      Union                                                         10
      1.37      Vested Interest                                               10
      1.38      Vesting Service                                               11

ARTICLE II      ELIGIBILITY AND PARTICIPATION

      2.01      Participation                                                 13
      2.02      Reemployment of a Participant                                 13

ARTICLE III     CONTRIBUTIONS

      3.01      Trustee and Trust Agreement                                   14
      3.02      Employer Contributions                                        14
      3.03      Forfeitures                                                   14
      3.04      Reversion of Employer Contributions                           14

ARTICLE IV      BENEFITS

      4.01      Normal Retirement Benefit                                     16
      4.02      Postponed Retirement Benefit                                  17
      4.03      Early Retirement Benefit                                      17
      4.04      Termination of Vested Participant                             18
      4.05      Disability Retirement Benefit                                 19
      4.06      Minimum Benefits                                              21
      4.07      Maximum Benefits                                              21
      4.08      Combined Maximum Limitations                                  25
      4.09      Definition of Compensation for Purposes of                    27
                  Sections 4.07 and 4.08
      4.10      Reemployment After Receipt of Benefits                        29

ARTICLE V       FORM AND PAYMENT OF BENEFITS

      5.01      Normal Pension                                                31
      5.02      Joint and Survivor Annuity                                    31
      5.03      Election Not to Receive Normal Pension                        31
      5.04      Election Not to Receive Joint and Survivor                    32
                  Annuity

                                    CONTENTS
                                  (continued)
                                                                        Page
   5.05       Payment in Optional Form on Retirement                      33
   5.06       Pre-retirement Survivor Annuity                             35
   5.07       Administrative Powers Relating to Payments                  37
   5.08       No Guaranty of Benefits                                     38
   5.09       Time of Payment                                             38
   5.10       Death Distribution Requirements                             39
   5.11       Direct Rollovers                                            39a
ARTICLE VI    FIDUCIARY RESPONSIBILITY

   6.01       Fiduciary Responsibility Provisions                         40

ARTICLE  VII  PENSION BOARD

   7.01       Appointment and Acceptance                                  42
   7.02       Duties and Authority                                        42
   7.03       Decisions of the Pension Board                              45
   7.04       Differences as to Disability                                46
   7.05       Pension Board Procedures                                    46
   7.06       Expenses and Assistance                                     47
   7.07       Participants and Other Payees - Data                        47
   7.08       Resignation and Removal of Member of                        47
                Pension Board
   7.09       Appointment of Successor                                    48
   7.10       Plan Administration - Miscellaneous                         48

ARTICLE VIII TEMPORARY RESTRICTIONS ON BENEFITS IN
               CASE OF EARLY TERMINATION

   8.01       Restrictions on Plan Termination                            51
   8.02       Restriction on Distributions                                51

ARTICLE IX   AMENDMENT AND TERMINATION

   9.01      Right to Amend or Terminate                                  56
   9.02      Termination                                                  57
   9.03      Partial Termination                                          58
   9.04      Method of Payment                                            59
   9.05      Notice of Amendment, Termination, or                         59
               Partial Termination


                                    CONTENTS
                                  (continued)

                                                                            Page

ARTICLE X       MISCELLANEOUS

   10.01      No Contract of Employment                                       60
   10.02      Merger or Consolidation of Plan, Transfer                       60
                of Assets
   10.03      Data                                                            60
   10.04      Restrictions Upon Assignments and                               61
                Creditors' Claims
   10.05      Restriction of Claims Against Trust Fund                        61
   10.06      Benefits Payable by Trust Fund                                  62
   10.07      Successor to Employer                                           62
   10.08      Applicable Law                                                  62
   10.09      Internal Revenue Service Approval                               62

                                PENSION PLAN FOR
                  CERTAIN HOURLY BARGAINING UNIT EMPLOYEES OF

                             R. D. WERNER CO., INC.


                                    PREAMBLE



R. D. Werner Co., Inc. has amended and restated, effective October 1, 1989, the pension plan for its eligible Employees known as the Pension Plan for Certain Hourly Bargaining Unit Employees of R. D. Werner Co., Inc. (the
"Plan").   The  Plan constitutes  a continuation and  restatement  of the
Pension Plan for Certain Hourly Bargaining Unit Employees of R. D. Werner Co., Inc. (the "Prior Plan"), effective as of October 1, 1958, and as amended from time to time.


The Plan has been restated in order to comply with changes promulgated under the Tax Reform Act of 1986 and subsequent legislation.


The restatement of the Prior Plan shall not in any way affect the rights of Employees who participated in the Prior Plan in accordance with its provisions. All matters relating to the benefits, if any, payable to such Employees (or their Beneficiaries) based upon events occurring prior to October 1, 1989 shall, except as otherwise expressly provided herein, be determined in accordance with the applicable provisions of the Prior Plan.

                                   ARTICLE I

                                  DEFINITIONS



Whenever used herein with the initial letter capitalized, words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context. All masculine terms shall include the feminine and all singular terms shall include the plural, unless the context clearly indicates the gender or the number.


1.01    ACCRUED BENEFIT means the amount computed under the formula set forth in
        Section 4.01 of the Plan payable at Normal Retirement Date.


1.02 ADJUSTMENT FACTOR means the appropriate adjustment factor(s) that may be applicable to a Participant's retirement income in accordance with the terms of the Plan as shown on the tables attached hereto and made a part hereof.


1.03 ANNUITY STARTING DATE means the first day of the first period for which an amount is payable as an annuity or in any other form.


1.04 BENEFICIARY means the person or persons designated by a Participant to receive any benefits under the Plan which may be due upon the Participant's death. Notwithstanding anything to the contrary, if a Participant is married on the date of his death, the Beneficiary of such Participant shall be his spouse unless:


        (a) The Participant's spouse consents in writing not to be said Beneficiary, such written consent is witnessed by either a representative of the Plan or a notary public and such consent acknowledges the effect of the Participant's selection of a Beneficiary other than his spouse;

        (b) The foregoing consent may not be obtained because such spouse cannot be located; or


        (c) Such other circumstances exist as the Pension Board may, in accordance with applicable regulations, deem appropriate to waive the foregoing spousal consent requirement.


The spouse's consent will apply with respect to a specific alternate Beneficiary only, and change of Beneficiary will require a new spousal consent. If no person or entity has been designated by the Participant as Beneficiary, or if no named original or successive Beneficiary survives the Participant, any payments owed to a Beneficiary shall be made:


        (a)     To the Participant's surviving spouse;


        (b) After the death of the surviving spouse, to the Participant's surviving children, in equal shares; or


        (c) If none of the foregoing survives to the end of such period, to the personal representative of his estate.


1.05    BOARD means the Board of Directors of R. D. Werner Co., Inc.

Section 1.05 is amended by the addition of the following sentence at the end thereof, to read as follows (First Amendment to Plan):


        Effective March 1, 1994, "Board" means the Board of Directors of Werner Co.


Balance of page retyped only for easy reading with addition of above amendment.

1.06 CODE means the Internal Revenue Code of 1986, as amended from time to time.

1.07 DATE OF EMPLOYMENT OR REEMPLOYMENT means the first day an Employee performs an Hour of Service.

1.08 DISABILITY RETIREMENT AGE means the age at which a Participant terminates his employment by reason of a Total and Permanent Disability, provided he was actively employed and accruing service and had completed at least fifteen (15) years of Vesting Service on the date he became Totally and Permanently Disabled.


1.09 DISABILITY RETIREMENT DATE means the first day of the seventh month following the date a Participant attains his Disability Retirement Age.


1.10 EARLY RETIREMENT AGE means the age at which a Participant completes at least fifteen (15) years of Vesting Service and has attained the age which is five (5) years prior to his Normal Retirement Age.


1.11 EARLY RETIREMENT DATE means the first day of any month coincident with or immediately following the date a Participant terminates employment other than for death, after attaining his Early Retirement Age, but prior to his Normal Retirement Date.

1.12 EMPLOYEE means any person employed by the Employer. Employee shall also include any leased employee deemed to be an Employee of the Employer as provided in Section 414(n) of the Code.

1.13    EMPLOYER means R. D. Werner Co., Inc.

Section 1.13 is amended by the addition of the following sentence at the end thereof to read as follows (First Amendment to Plan):


        Effective March 1, 1994, "Employer" means Werner Co.


Balance of page retyped only for easy reading with addition of above amendment.

1.14 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.15    HOUR OF SERVICE means:

        (a) Each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or for a Related Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and


        (b) Each hour for which an Employee is paid or entitled to payment by the Employer or a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or other approved leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations, which are incorporated herein by reference; and


        (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or a Related Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, judgment or payment is made.


1.16 JOINT AND SURVIVOR ANNUITY means an annuity which is payable monthly to the Participant for his life with a survivor annuity payable to his spouse for the life of such spouse in an amount equal to one-half (i) of the monthly amount payable during the life of the Participant. The Participant's monthly income under the Joint and Survivor Annuity shall be an amount equal to the amount payable under the Normal Pension, multiplied by the applicable Adjustment Factor, and based upon the age of the Participant and that of his spouse as of the date benefits commence under the Joint and Survivor Annuity.


1.17    LIMITATION YEAR means the Plan Year.


1.18 NORMAL PENSION means a retirement benefit payable monthly to the Participant for his lifetime only.


1.19 NORMAL RETIREMENT BENEFIT means the amount of retirement income computed under Section 4.01 of the Plan that would be payable in the normal form under the conditions described in Section 5.01 of the Plan, commencing upon the Participant's Normal Retirement Date, if he is then entitled to receive a retirement income under the terms of the Plan.


1.20 NORMAL RETIREMENT AGE means the later of the Participant's sixty-fifth birthday or the fifth anniversary of the date he commenced participation in the Plan.


1.21 NORMAL RETIREMENT DATE means the first day of the month coincident with or immediately following the date a Participant attains his Normal Retirement Age.


1.22 PARTICIPANT means an Employee who meets the requirements of participation in the Plan as provided in Article II.


1.23 PENSION BOARD means the pension plan board appointed by the Board to administer the Plan.

Section 1.24 is amended by the addition of the following sentence at the end thereof, to read as follows (First Amendment to Plan):


        Effective March 1, 1994, "Plan" means the Pension Plan for Certain Hourly Bargaining Unit Employees of Werner Co.



1.25    PLAN ADMINISTRATOR means the Pension Board.


1.26 PLAN YEAR means the calendar year for all years after December 31, 1989. Prior to January 1, 1990, Plan Year means the twelve (12) month period beginning on October 1 and ending on September 30 of the following calendar year; provided that the Plan Year that began October 1, 1989 shall end on December 31, 1989.


1.27 PRIOR PLAN means the Plan as it existed on September 30, 1989 prior to the amendment and restatement.


1.28 RELATED EMPLOYER means any corporation or other business entity which is included in a controlled group of corporations within which the Employer is also included, as provided in Section 414(b) of the Code (as modified, for purposes of Sections 4.07 and 4.08 of the Plan, by Section 415(h) of the Code), or which is a trade or business under common control with the Employer, as provided in Section 414(c) of the Code (as modified, for purposes of Sections 4.07 and 4.08 of the Plan, by Section 415(h) of the Code), or which constitutes a member of an affiliated service group within which the Employer is also included, as provided in
        Section 414(m) of the Code, or which is required to be aggregated with the Employer pursuant to regulations issued under Section 414(o) of the Code.


1.29 RESTATEMENT DATE means October 1, 1989, the effective date of the amendment and restatement of the Plan.

1.30 SERVICE means the period commencing on the Employee's Date of Employment or Reemployment, whichever is applicable, and ending on his Severance From Service date, as determined in accordance with the following rules:


        (a) An Employee's total period of Service shall be equal to his total number of whole years of Service, whether or not all periods of Service were completed consecutively. For purposes of this aggregation, thirty (30) days shall equal one (1) month and twelve (12) months shall equal one (1) year with fractional months rounded to the next highest month.


        (b) An Employee who transfers from an ineligible to an eligible class of Employees shall be credited with all of his Service with the Employer, both before and after such transfer. Such Service shall be counted for both vesting and benefit accrual purposes.


        (c) An Employee who has been retired for permanent incapacity and who, upon recovery from such incapacity and discontinuance of his pension, is reemployed shall be credited with his Service as of the date of his prior retirement for the purpose of calculating any subsequent pension benefit to which he may become entitled.


        (d) Anything herein to the contrary notwithstanding, if an Employee is absent on account of military duty, then such absence shall be counted as Service while the Employee's reemployment rights are protected by law, provided the Employee returns to work within ninety (90) days after he is eligible for release from active duty.

        1.31 SEVERANCE FROM SERVICE means the earliest of the following dates:


                (a) The date on which an Employee terminates employment, is discharged, retires, or dies;


                (b) The date which is three (3) years after the first day on which the Employee is absent because of disability; provided, however, that an Employee who is injured while on duty shall accumulate credit for Service until at least the end of the period for which statutory compensation is payable to him;


                (c) The first anniversary of the date when the Employee is first absent from Service because of leave of absence authorized by the Employer, provided the Employee fails to return to work by the second anniversary of such date;


                (d) The second anniversary of the date the Employee is absent because of maternity or paternity reasons;


                (e) The date on which his period of absence due to layoff equals his prior period of Service, but such date shall not be less than two (2) years nor more than five (5) years from the date the layoff began; however, no continuous period of layoff that exceeds two (2) years shall be included as Service; or


                (f) The first anniversary of the date the Employee is absent for any other reason (e.g., sickness, vacation).

                For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:


        (a)     By reason of the pregnancy of the individual;


        (b)     By reason of a birth of a child of the individual;


        (c) By reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or


        (d) For purposes of caring for such child for a period beginning immediately following such birth or placement.


        The Employer's leave policy shall be applied in a uniform and non-discriminatory manner to all Employees under similar circumstances.


1.32 TOTAL AND PERMANENT DISABILITY means total and permanent disability by bodily injury or disease from some unavoidable cause so as to be prevented from engaging in any occupation or employment for remuneration or profit, which, in the opinion of a qualified physician, will be permanent and continuous during the remainder of the Employee's life. Disability shall be deemed to have resulted from an unavoidable cause unless it:


        (a) Was contracted, suffered, or incurred while the Employee was engaged in, or resulted from his having been engaged in, a criminal enterprise;


        (b)     Resulted from an intentionally self-inflicted injury; or

        (c)     Resulted from habitual drunkenness or addiction to narcotics.


        Total and permanent disability resulting from any of such enumerated causes, or from future service in the armed forces and which prevents an Employee from returning to employment with the Employer and for which he receives a military pension, shall not entitle an Employee to benefits because of a Total and Permanent Disability.


        A Participant will not cease to be deemed disabled solely because he engages in gainful employment for purposes of rehabilitation as approved by the Employer.


1.33 TRUST AGREEMENT and TRUST mean the agreement between the Trustee and the Employer governing the administration of the Trust Fund, as it may be amended from time to time, and the Trust established thereunder.


1.34 TRUST FUND means all money, securities, and other property held by the Trustee for the purposes of the Plan, together with the income therefrom.


1.35 TRUSTEE means the person, persons, entity, or entities appointed by the Board to act as trustee of the Trust.


1.36    UNION means the United Steelworkers of America.


1.37 VESTED INTEREST means that portion of a Participant's Accrued Benefit which is nonforfeitable and vested, based upon the number of years of Vesting Service credited to the Participant.

1.38 VESTING SERVICE means a Participant's credit for purposes of determining his right to a nonforfeitable benefit under the Plan. Such Vesting Service shall mean the Employee's Service determined in accordance with the following rules:


        (a)     If an Employee is reemployed by the Employer within the twelve
                (12) consecutive month period beginning on the date that the Employee quit, was discharged, retired, or began a leave of absence per Contract, then the period of time during which he was not employed shall count as Service.


        (b) If an Employee returns to work within twenty-four (24) months after a leave of absence authorized by the Employer commenced, the period of time during which he was not at work shall count as Service.


        (c) If an Employee returns to work within twelve (12) months after his sickness, vacation, disability or layoff commenced, then the period of time during which he was not at work shall count as Service.


        (d) If an Employee does not complete an Hour of Service during the twelve (12) consecutive month period beginning on his Severance From Service date, then such date shall be considered his "break-in-service" date and, unless the former Employee is subsequently reemployed by the Employer, he shall not be credited with any additional Service.

        (e) If an individual described in subparagraph (d) above is later reemployed by the Employer, the special rules described below shall apply:


                Service prior to his most recent Severance From Service date shall be counted along with Service earned after the Employee's Date of Reemployment if:


                (1) The Employee had any Vested Interest in his Accrued Benefit prior to his most recent Severance From Service date; or


                (2) The Employee did not have any Vested Interest in his Accrued Benefit, but the Employee's period of Service prior to his most recent Severance From Service date exceeds the greater of five (5) years or the latest period of severance during which the Employee was not employed by the Employer.


                If a reemployed Employee does not meet either test in (1) or (2) above, then any Service earned prior to the Severance From Service date shall be disregarded.

                                   ARTICLE 11

                         ELIGIBILITY AND PARTICIPATION



2.01    PARTICIPATION


        Every Employee who was a Participant in the Prior Plan on the day prior to the Restatement Date shall continue to participate in the Plan on the Restatement Date if he is both:


        (a)     In an hourly job classification of the Employer; and


        (b) A member of a collective bargaining unit represented by Local 3713 of the United Steelworkers of America.


        No other Employees shall be eligible for participation in the Plan.


2.02    REEMPLOYMENT OF A PARTICIPANT


        A Participant who incurs a Severance From Service shall be a Participant immediately upon his Date of Reemployment.

                                  ARTICLE III

                                 CONTRIBUTIONS



3.01    TRUSTEE AND TRUST AGREEMENT


        The Plan shall be funded through the Trust Fund. The Trustee shall have the rights, powers, and duties set forth in the Trust Agreement, under which agreement the Trustee shall receive contributions from the Employer to the Trust Fund.


3.02    EMPLOYER CONTRIBUTIONS


        Except as otherwise provided by mutual agreement between the Employer and the Union, during the continuance of the Plan, the Employer will pay to the Trustee) to be held or applied under the Trust Agreement, such amounts as shall comply with the funding requirements of the Code.


3.03    FORFEITURES


        Any forfeiture under the Plan shall be applied to reduce Employer contributions and not to increase the benefits any Participant would otherwise receive under the Plan.


3.04    REVERSION OF EMPLOYER CONTRIBUTIONS


        At no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and to pay the reasonable expenses of administration of the Plan and Trust, to the extent that such expenses are not paid by the Employer, and no part of the Trust Fund shall revert or be repaid to the Employer, either directly or indirectly, except for such part of the Trust Fund, if any, which remains under the Trust after the satisfaction of all liabilities to persons entitled to benefits under the Plan.

                                   ARTICLE IV
                                    BENEFITS



4.01    NORMAL RETIREMENT BENEFIT


        An Employee who is an active Participant on or after June 1, 1987 and who retires at his Normal Retirement Age shall be entitled to a monthly retirement income payable as provided in Article V of the Plan, commencing upon his Normal Retirement Date, in an amount equal to one-twelfth (1/12) of: One hundred eighty-six dollars ($186) multiplied by the number of the Participant's years of Service, not to exceed forty
        (40).


        If any Participant is or shall become, or upon application would become, entitled to any other retirement income or payment in the nature of a pension (other than primary old age insurance benefits or disability insurance benefits provided under the Social Security Act) from any source or fund, to which source or fund the Employer shall have directly or indirectly contributed, then the amount of the retirement income payable to such Participant for any period shall be reduced by the amount of any such other retirement income paid or payable to him or that would upon application become payable to him during the time any retirement income is payable under this Plan; provided, however) if such Participant shall have contributed to the source or fund out of which such other retirement income shall be paid or become payable or would become payable upon application, the amount by which the retirement income payable under this Plan shall be reduced for any period shall be decreased by the amount attributable to the contributions that such Participant shall have made to such source or fund.

        Notwithstanding anything to the contrary in the preceding paragraphs of this section, if a Participant is entitled to a benefit from the Employer's individual account retirement plan, then the retirement income payable to the Participant under this Plan shall not be reduced by the benefit from the individual account retirement plan.


        In no event will the total yearly amount of retirement income to be provided for a reemployed Participant on account of all periods of employment be greater than the yearly amount of retirement income that would have been provided for him if his prior Severance From Service had not occurred.


4.02    POSTPONED RETIREMENT BENEFIT

        The following language shall be added at the end of Section 4.02, to read as follows (First Amendment to Plan):

        A Participant who remains in the employ of the Employer after his Normal Retirement Date shall be notified by the Plan Administrator, in writing by personal delivery or first-class mail, during the calendar month during which his Normal Retirement Date occurs, that he will not be entitled to receive any benefit for any calendar month of employment during which he is scheduled to work forty (40) or more Hours of Service or receives from the Employer or Related Employer payment for any Hours of Service performed on each of eight (8) or more days in such month (or separate work shifts), provided that the Plan has not determined or used the actual number of Hours of Service. The benefit of such Participant shall be actuarially increased to reflect the benefit payable to such Participant for any calendar month during which he does not complete forty (40) Hours of Service or receive from the Employer or Related Employer payment for any Years of Service performed on each of eight
        (8) or more days in such month (or separate work shifts), provided the Plan has not determined or used the actual number of Hours of Service. If such Participant dies before the commencement of his benefit as so increased, a single sum equal to the aggregate benefit payable to the Participant for each month after his Normal Retirement date during which he did not complete at least forty (40) Hours of Service shall be paid to his surviving spouse, and if none, to his estate.


4.03    EARLY RETIREMENT BENEFIT


        A Participant who has reached his Early Retirement Age may retire at any time prior to his Normal Retirement Age. A Participant who retires on or after his Early Retirement Age, but prior to his Normal Retirement Age, shall be entitled to a retirement income for life, commencing upon his Normal Retirement Date, in an amount equal to his Accrued Benefit. However, the Participant may elect to have his retirement income begin on the first day of any month on or after his Early Retirement Date, in which event he shall be entitled to receive a retirement income for life in an amount equal to his Accrued Benefit, but multiplied by the applicable Adjustment Factor shown on the attached table.


4.04    TERMINATION OF VESTED PARTICIPANT


        A Participant who has completed at least five (5) years of Vesting Service and who incurs a Severance From Service before he becomes eligible to retire at his Normal Retirement Age, his Disability Retirement Age, or his Early Retirement Age shall be entitled to receive a retirement income for life commencing upon his Normal Retirement Date in an amount equal to his Accrued Benefit. However, the Participant, if he has completed at least fifteen (15) years of Vesting Service, may elect to have his retirement income begin on the first day of any month within the five (5) year period immediately preceding his Normal Retirement Date, in which event he shall be entitled to receive a retirement income for life in an amount equal to his Accrued Benefit, but multiplied by the applicable Adjustment Factor shown on the attached table. A Participant who incurs a Severance From Service before he completes five (5) years of Vesting Service or before his Normal Retirement Age shall not be entitled to any benefits under the Plan, except as provided in Article IX, and his Accrued Benefit shall be forfeited as of the last day of the Plan Year in which his employment terminated.

4.05    DISABILITY RETIREMENT BENEFIT


        (a) A Participant who incurs a Severance From Service on or after his Disability Retirement Age shall be entitled to a disability retirement pension, which shall commence on his Disability Retirement Date. The monthly amount of such Participant's disability retirement pension is the monthly retirement income computed in accordance with Section 4.01 (based on the Participant's Service and the benefit multiple in effect on his date of Total and Permanent Disability). If the Participant's disability retirement pension is to commence after a period of time when he receives statutory compensation, his disability retirement pension shall be based on his Service when his disability retirement pension is to begin.


                The monthly amount of disability retirement pension will, however, be reduced by the monthly value of any periodic payment provided for the Participant under any workers' compensation law or similar law that becomes payable while he is receiving disability benefits under the Plan.


        (b) A Participant applying for or receiving a disability retirement pension may be required to submit to an examination by a competent physician acceptable to the Employer and may be required to submit to such reexaminations at reasonable intervals as shall be determined by the Pension Board to make a determination concerning his physical condition. If a Participant refuses to submit to periodic medical examinations, his benefits shall be discontinued until he completes the examination. If, on the basis of such an examination, it is found that the Participant is no longer Totally and Permanently Disabled, payment of his disability retirement pension shall be terminated. Payment of the disability retirement pension will be made until the earliest of the following dates:


                (1)     The date the Participant ceases to be disabled;


                (2)     The Participant's Normal Retirement Date; or


                (3)     The date of the Participant's death.


        (c) In the case of a Participant who is unmarried at the time his disability retirement pension commences, the benefit shall be in the form of a pension payable during his lifetime only, but ceasing with the cessation of Total and Permanent Disability, prior to Normal Retirement Date.


                In the case of a Participant who is married and has not attained Normal Retirement Age at the time his disability retirement pension commences, the benefit shall be in the form of a pension payable during his lifetime only, and ceasing with the cessation of Total and Permanent Disability.


                A Participant who is receiving a disability retirement pension as of his Normal Retirement Date shall be eligible to receive retirement income in accordance with Article V (based on the Participant's Service and the

                Plan as in effect as of the Participant's date of Total and Permanent Disability). If a Participant ceases to be disabled before his Normal Retirement Date and if he promptly returns to the employment of the Employer, he will not be considered to have interrupted his employment but he will not have accrued Service during the period of his Disability. If a Participant ceases to be disabled before his Normal Retirement Date and does not promptly return to the employment of his Employer, he will be considered to have terminated his employment on the date he became disabled and his Vested Interest will be determined in accordance with the terms of the Plan on the date he became disabled.


4.06    MINIMUM BENEFITS


        In no event shall any Participant who was participating in the Prior Plan prior to October 1, 1989 receive a benefit less than the benefit he would have been entitled to receive under the Prior Plan as constituted on September 30, 1989.


4.07    MAXIMUM BENEFITS


        Effective October 1, 1987, for purposes of compliance with Section 415 of the Code (or any successor to said Section), the following limitations on Plan benefits are hereby imposed:


        (a) The retirement benefits payable to a Participant in any Limitation Year shall not exceed an annual sum equal to the least of:

                (1) Ninety thousand dollars ($90,000) (or such other amount as may be determined by Treasury regulations issued pursuant to Section 415 of the Code).


                (2) The Participant's average annual compensation (as defined in Section 4.09) over the three (3) consecutive calendar years during which his compensation (as defined in Section 4.09) from the Employer or a Related Employer was the highest.


                (3) If the Participant has less than ten (10) years of participation in the Plan, the amount determined under
                        Section 4.07(a)(I) multiplied by a fraction, the numerator of which is the number (not less than one (1)) of years (or parts thereof) of participation in the Plan and the denominator of which is ten (30).


                (4) If the Participant has less than ten (10) years of Vesting Service, the amount determined under Section 4.07(a)(2) multiplied by a fraction, the numerator of which is the Participant's number (not less than one
                        (1)) of years of Vesting Service and the denominator of which is ten (10).


                Notwithstanding the foregoing, in the event that a Participant has never participated in any defined contribution plan maintained by the Employer or a Related Employer, the annual pension payable to such Participant shall not be deemed to exceed the limitations of this section if it does not exceed ten thousand dollars ($10,000) multiplied by a fraction, the numerator of which is the number (not less than one (1)) of the Participant's years of Vesting Service and the denominator of which is ten (10).


                Subparagraphs 4.07(a)(3) and (4) shall be applied separately with respect to each change in the benefit structure of the Plan.


                Pensions payable in a form other than a straight life annuity shall be adjusted to an actuarially equivalent straight life annuity before applying the limitations of this Section 4.07. The interest rate assumption used to determine actuarial equivalence for this purpose shall be the greater of the interest rate currently used by the Plan for the purpose of determining actuarial equivalence or five percent (5%). No actuarial adjustment to the benefit is required for the value of a Joint and Survivor Annuity form.


        (b) If payments begin prior to a Participant's Social Security Retirement Age, the limitation in subparagraph (a)(1) shall be adjusted to the actuarial equivalent of such limitation as follows. For benefit payments commencing on or after age sixty-two (62), this adjustment will be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction for old age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act. For benefit payments commencing prior to age sixty-two (62), such limitation shall be adjusted so that it is the actuarial equivalent of the limitation for benefits commencing at age sixty-two (62). The interest rate assumption used to determine actuarial equivalence for this purpose shall be the greater of the interest rate currently used by the Plan for the purpose of determining actuarial equivalence or five percent (5%). If benefit payments begin after a Participant's Social Security Retirement Age, the limitation in subparagraph (a)(1) shall be equal to the actuarial equivalent of an annual benefit of ninety thousand dollars ($90,000) commencing at the Social Security Retirement Age multiplied by the Adjustment Factor. To determine actuarial equivalence for purposes of the preceding sentence, the interest rate assumption shall be the lesser of the interest rate currently used by the Plan for the purpose of determining actuarial equivalence or five percent (5%).


                (c)(1) For purposes of Section 4.07(b) of this Plan, "Adjustment Factor" shall mean the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning on or after January 1, 1987 applied to such items and in such manner as the Secretary shall prescribe.


                   (2) For purposes of Section 4.07(b) of this Plan, "Social Security Retirement Age" shall mean the age used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(l)(2) of such Act were sixty-two (62).

                (d) If the Current Accrued Benefit of an individual who was a Participant in the Prior Plan as of September 30, 1987 exceeds the benefit limitations under Section 415(b) of the Code, as modified by the foregoing provisions of this Section 4.07, then, for purposes of Sections 415(b) and (e) of the Code, the limitation set forth in Section 415(b)(1) of the Code with respect to such individual shall be equal to such Current Accrued Benefit.


                (e) For purposes of Section 4.07(d), "Current Accrued Benefit" shall mean a Participant's Accrued Benefit under the Prior Plan, determined as if the Participant had separated from service as of September 30, 1987, when expressed as an annual benefit within the meaning of Section 415(b)(2) of the Code. In determining the amount of a Participant's Current Accrued Benefit, the following shall be disregarded:


                        (1) Any change in the terms and conditions of the Prior Plan after May 5, 1986; and



                        (2) Any cost-of-living adjustment occurring after May 5, 1986.


4.08    COMBINED MAXIMUM LIMITATIONS


        In the event any Participant is also participating in any other qualified defined contribution plan (within the meaning of Section 401 of the Internal Revenue Code) maintained by the Employer or a Related Employer, then for any Limitation Year the sum of the "Defined Benefit Plan Fraction" and the "Defined Contribution Plan Fraction" for such Limitation Year shall not exceed 1.0. For purposes of this Section 4.08, such sum shall be determined in accordance with the following:

        (a)     The "Defined Benefit Plan Fraction" for any year is a fraction:


                (1) The numerator of which is a projected annual benefit of the Participant under each defined benefit plan (determined as of the close of the year); and


                (2) The denominator of which is the lesser of the maximum dollar limitation in effect under Section 415(b)(])(A) of the Code for such Limitation Year times 1.25, or the amount which may be taken into account under Section 4]5(b)(])(B) of the Code for such Limitation Year times 1.4.


        (b) The "Defined Contribution Plan Fraction" for any year is a fraction:


                (1) The numerator of which is the sum of the annual additions to the Participant's account under each defined contribution plan as of the close of the year; and


                (2) The denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and each prior year of service with the Employer or a Related Employer:


                        (A) The product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Limitation Year; or

                        (B) The product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code for such Limitation Year.

        The annual additions for any Limitation Year beginning before October 1, 1987 shall not be recomputed to treat all employee contributions as annual additions.

        For purposes of this Section 4.08, all defined benefit or defined contribution plans shall be treated as one (1) plan by class. In the event the above limitation would otherwise be exceeded in any Limitation Year, the Participant's benefits under this Plan are to be limited.

        If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before October 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator), as prescribed by the Secretary of the Treasury, so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under
        Section 415(e)(1) of the Code does not exceed one (1).





Section 4.09 is amended to read as follows (First Amendment to Plan):





4.09    DEFINITION OF COMPENSATION FOR PURPOSES OF SECTIONS 4.07 AND 4.08

        Solely for the purpose of applying the limitations of Sections 4.07 and 4.08, the compensation of a Participant includes:

(Continued from page 27) (First Amendment to Plan):



        (a) A Participant's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements; and expense allowances);

        (b) In the case of a Participant who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder);

        (c) Amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent these amounts are includable in the gross income of the Employee;

        (d) Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Section 217 of the Code;

        (e) The value of a nonqualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income for the Employee for the taxable year in which granted; and

        (f) The amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code.

        Solely for the purpose of applying the limitations of Sections 4.07 and 4.08, the compensation of a Participant excludes:

        (a) Employer contributions to a Plan of deferred compensation which are not included in the Participant's gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan to the extent such contributions are excluded from the Participant's gross income, or any distributions from a plan of deferred compensation;

(Continued from page 28) (First Amendment to Plan)


        (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferrable or is no longer subject to substantial risk of forfeiture;

        (c) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

        (d) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).




























                                    - 28a -

4.10    REEMPLOYMENT AFTER RECEIPT OF BENEFITS


Section 4.10 is amended to read as follows (First Amendment to the Plan):



        (a) A Participant who terminates employment and is rehired without having received retirement benefits and who once again becomes a Participant in the Plan may later retire and receive benefits based upon his entire period of Credited Service both before and after such termination and reemployment, to the extent not disregarded under Section 1.39.

        (b) A Participant who retires and is rehired prior to his Normal Retirement Date after receiving retirement benefits shall have such payments suspended.

        In the event that a reemployed, retired Participant accrues further periods of Credited Service, he may later retire again to receive benefits based upon his total period of Credited Service both before and after such termination and reemployment. However, the subsequent retirement benefits shall be reduced by the Actuarial Equivalent of the benefits he previously received prior to his reemployment.

        (c) A Participant who retires and is rehired after his Normal Retirement Date and after receiving retirement benefits shall have such payments suspended. No payment shall be suspended unless the Plan Administrator gives written notice to the Employee by personal delivery or first-class mail, during the month in which his reemployment occurs, that he will not receive any benefit for any calendar month of employment during which he works forty (40) or more Hours of Service for the Employer or a Related Employer or receives from the Employer or a Related Employer payment for any Hours of Service performed on each of eight (8) or more days in such month (or separate work shifts), provided that the Plan has not determined or used the actual number of Hours of Service. The benefit of such Participant shall be actuarially increased to reflect the benefit payable to such Participant for any calendar month during which he does not complete forty (40) Hours of Service for the Employer or a Related Employer or receive from the Employer or Related Employer payment for any Hours of Service performed on each of eight (8) or more days in such month (or separate work shifts), provided that the Plan has not determined or used the actual number of Hours of Service. If such Participant dies before the commencement of this benefit, as so increased, a single sum equal to the aggregate benefit payable to the Participant for each month after his Normal Retirement Date during which

(Continued from Page 29. First Amendment to Plan)





                he did not complete at least forty (40) Hours of Service for the Employer or Related Employer or receive from the Employer or Related Employer payment for any Hours of Service performed on each of eight (8) or more days in such month (or separate work shifts), provided that the Plan has not determined or used the actual number of Hours of Service shall be paid to the surviving spouse, and if none, to his estate. Hours of Service in this subsection are hours as defined under Department of Labor Regulation Section 2530.200b-2(a).


                In the event that a reemployed, retire Participant accrues further periods of Credited Service, he may later retire again, to receive benefits based upon his total period of Credited Service both before and after such termination and reemployment. However, the subsequent retirement benefits shall be reduced by the Actuarial Equivalent of the benefits he previously received prior to his Normal Retirement Date.

                                   ARTICLE V

                          FORM AND PAYMENT OF BENEFITS



5.01    NORMAL PENSION


        If a Participant is unmarried as of his Annuity Starting Date, the benefit payments determined under Article IV shall be in the form of a Normal Pension, unless the Participant elects the optional form of payment provided in the Plan in accordance with the procedures of
        Section 5.03. The benefit formula in Section 4.01 yields payments in the form of a Normal Pension.


5.02    JOINT AND SURVIVOR ANNUITY


        If a Participant is married on his Annuity Starting Date, benefit payments determined under Article IV shall be in the form of a Joint and Survivor Annuity, unless the Participant, with the consent of the Participant's spouse, elects either the Normal Pension or the optional form of payment provided in the Plan in accordance with the procedures of Section 5.04.


5.03    ELECTION NOT TO RECEIVE NORMAL PENSION


        An unmarried Participant may elect in writing, during the ninety (90) day period ending on his Annuity Starting Date, to waive the automatic Normal Pension form of benefit described in Section 5.01 and to make a qualified election of the optional form of payment permitted under the Plan. No less than thirty (30) days and no more than ninety (90) days prior to the Participant's Annuity Starting Date and consistent with such regulations as the Secretary of the Treasury may prescribe, the Retirement Plan Board shall provide the Participant with a written explanation of:

        (a)     The terms and conditions of the Normal Pension;


        (b) The Participant's right to make and the effect of an election to waive the Normal Pension;


        (c) The right of the Participant to revoke such election and the effect of such revocation; and


        (d) The relative values of the various optional forms of benefit available under the Plan.


5.04    ELECTION NOT TO RECEIVE JOINT AND SURVIVOR ANNUITY


        (a) A Participant may, with his spouse's written consent, elect in writing, during the ninety (90) day period ending on his Annuity Starting Date, to waive the automatic Joint and Survivor Annuity form of payment described in Section 5.02 and to make a qualified election of either the Normal Pension or the optional form of payment permitted under the Plan. The spouse's consent must acknowledge the effect of such election and be witnessed by a Plan representative or notary public. The spouse must also consent both to the specific optional form of benefit chosen and to the specific Beneficiary designated, if applicable. Notwithstanding the foregoing, this paragraph (a) shall not apply if it is established to the Retirement Plan Board's satisfaction that the spouse cannot be located or that other circumstances set forth in regulations promulgated under Section 417 of the Code which preclude the necessity of the spouse's consent are present with respect to the Participant.

        (b) No less than thirty (30) days and no more than ninety (90) days prior to the Participant's Annuity Starting Date and consistent with such regulations as the Secretary of the Treasury may prescribe, the Retirement Plan Board shall provide the Participant with a written explanation of:


                (1)     The terms and conditions of the Joint and Survivor
                        Annuity;

                (2) The Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity;

                (3) The right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity;

                (4) The right of the Participant to revoke such election and the effect of such revocation; and

                (5) The relative values of the various optional forms of benefit available under the Plan.


5.05    PAYMENT IN OPTIONAL FORM ON RETIREMENT


        (a) As an optional form of payment, a Participant may elect to have his retirement income payable in the form of a contingent annuitant option. A contingent annuitant option shall be a monthly income payable for the lifetime of the Participant and continuing thereafter in an amount fifty percent (50%) as great to a Beneficiary designated in writing by the Participant for such Beneficiary's life. The Participant's monthly income under the contingent annuitant option shall be an amount equal to the amount payable under the Normal Pension) multiplied by the applicable Adjustment Factor as shown on the table attached hereto.


                Distribution may be made over only one (1) of the following periods (or a combination thereof):


                (1)     The life of the Participant;


                (2)     The life of the Participant and a designated
                        Beneficiary;


                (3) A period certain not extending beyond the life expectancy of the Participant; or


                (4) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.


                A Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a nonspouse Beneficiary may not be recalculated. If a Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.


The following sentence shall be added at the end of Section 5.05(a) to read as follows (First Amendment to the Plan):


        All distributions shall be made in accordance with Section 401(a)(9) of the Code and regulations thereunder.

        (b) If a Participant's Annuity Starting Date precedes his Normal Retirement Date, then such Participant must consent in writing to the early commencement of benefits. his spouse must also consent in writing to the early commencement of benefits unless payment is made in the form of a Joint and Survivor Annuity.


        (c) If a Participant who has elected an Optional form of benefit dies prior to his Annuity Starting Date, retirement income payments shall be made in accordance with the provisions of the Plan as if no Optional form of retirement income had been elected. If a Participant who has elected an optional form of benefit dies either on or after his Annuity Starting Date, retirement income payments shall be made in accordance with the optional form elected.


5.06    PRE-RETIREMENT SURVIVOR ANNUITY


        If a Participant or former Participant dies after having earned a nonforfeitable right to his Accrued Benefit, but prior to his Annuity Starting Date, and if he is survived by a spouse to whom he has been married throughout the twelve (12) month period preceding his death, such spouse shall be eligible to receive a Preretirement Survivor Annuity under this Section 5.06, payable as set forth in subsection (a) or (b) below, whichever is applicable:


        (a) If a Participant dies during employment on or after the attainment of the earlier of his Early Retirement Age or Normal Retirement Age, the Pre-retirement Survivor Annuity shall be a monthly income payable for the life of the spouse, commencing on the first day of the month coinciding with or next following the Participant's date of death, equal to the benefit that would have been payable to the spouse had the deceased Participant retired on the day before death and elected immediate commencement of benefits in the form of a Joint and Survivor Annuity under Section 5.02. The last monthly payment shall be made for the month in which death of such spouse occurs. The spouse may elect to defer commencement of benefits, but not beyond the date the Participant would have attained age seventy and one-half
                (70 1/2).


        (b) If a Participant dies during employment but prior to the attainment of his Early Retirement Age or Normal Retirement Age, in the case of the death of a former Participant, the following rules shall apply:


                (1) If a Participant or former Participant was eligible to immediately commence receipt of his retirement income as of the date of his death, the Pre-retirement Survivor Annuity shall be a monthly income payable for the life of the spouse, commencing on the first day of the month coinciding with or next following the Participant's date of death equal to the benefit that would have been payable to the spouse had such Participant retired on the day before death and elected immediate commencement of benefits in the Joint and Survivor Annuity form. The last monthly payment shall be made for the month in which death of such spouse occurs. The spouse may elect to defer commencement of benefits, but not beyond the date the Participant would have attained age seventy and one-half (70 1/2).

        (2) If a Participant or former Participant was not eligible to immediately commence receipt of benefits hereunder as of the date of his death, the Pre-retirement Survivor Annuity shall be a monthly income payable for the life of the spouse, beginning with the first day of the month in which such Participant could have elected immediate benefits had he survived, equal to the benefit that would have been payable to such spouse had the Participant terminated employment on his date of death (except, where termination of employment occurred prior to his death, the Participant's date of termination of employment shall be used) and then survived and retired on the first date upon which he could have elected immediate benefits and elected immediate commencement of benefits in the Joint and Survivor Annuity form. The last monthly payment shall be made for the month in which death of such spouse occurs. The spouse may elect to defer commencement of benefits, but not beyond the date the Participant would have attained age seventy and one-half
                (70 1/2).

The following subparagraph (c) shall be added at the end of Section 5.06 to read as follows (First Amendment to the Plan):


        (c) If a Participant dies prior to his Annuity Starting Date and the single sum Actuarial Equivalent of the Pre-Retirement Survivor Annuity exceeds, or at the time of any prior distribution exceeded, three thousand five hundred ($3,500), the spouse must consent in writing in order for payment to be made prior to the date the Participant would have attained his Normal Retirement Age.

Balance of page is being retyped only for easy reading with the addition of the above amendment.

5.07     ADMINISTRATIVE POWERS RELATING TO PAYMENTS

        If a Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Retirement Plan Board, to attend properly to his personal financial matters, the Trustee may make such payments in such of the following ways as the Retirement Plan Board shall direct:

        (a)     Directly to such Participant or Beneficiary;

        (b) To the legal representative of such Participant or Beneficiary; or

        (c) To some relative by blood or marriage, or friend, for the benefit of such Participant or Beneficiary.

        Any payment made pursuant to this Section 5.07 shall be in complete discharge of the obligation for such payment under the Plan.

5.08    NO GUARANTY OF BENEFITS

        The benefits provided under the Plan shall be paid solely from the assets of the Trust Fund. Nothing contained in the Plan or the Trust Agreement shall constitute a guaranty by the Employer or the Trustee that the assets of the Trust Fund will be sufficient to pay any benefit to any person.

5.09    TIME OF PAYMENT

        Unless the Participant elects otherwise, payment shall be made or shall commence not later than the sixtieth day after the latest of the close of the Plan Year in which:

        (a)     The Participant attains age sixty-five (65);

        (b) The tenth anniversary of the year in which the Participant commenced participation in the Plan occurs; or

        (c)     The Participant terminates his employment with the Employer.

        Payment of retirement income to any Participant shall commence no later than the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2), whether or not such Participant has retired. The preceding sentence shall not apply to a Participant who:

        (a) Has made a written election to receive his benefits under the Plan at a later date in accordance with Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982; or

        (b) Has attained age seventy and one-half (70 1/2) before January 1, 1988 and was not a five percent (5%) owner of the Employer or a Related Employer at any time during the Plan Year ending with or within the calendar year in which such individual attained age sixty-six and one-half (66 1/2) or any subsequent Plan Year.

5.10    DEATH DISTRIBUTION REQUIREMENTS

        In addition to any other requirements specified in the Plan, if the Participant dies after his Annuity Starting Date, the remaining portion of his retirement income will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

A new Section 5. 11 shall be added as follows (First Amendment to the Plan)


5.11     DIRECT ROLLOVERS

        Effective January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan in the form of a Direct Rollover. Notwithstanding the above, an Eligible Rollover Distribution of less than two hundred ($200) is not eligible for a Direct Rollover. Further, A Distributee may elect to have an Eligible Rollover Distribution paid to only one Eligible Retirement Plan in a Direct Rollover.

        For purposes of this Section 5.11, the following definitions apply:

        (a) "Distributee" means a Participant or former Participant, his surviving spouse, his spouse, or his former spouse who is the Alternate Payee under a Qualified Domestic Relations Order.

        (b) "Eligible Rollover Distribution" means any distribution of all or portion of the Participant's vested Accrued Benefit, except that an an Eligible Rollover Distribution does not include any distribution that is one (I) of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant, or the joint lives (or joint life expectancies) of the Participant and his designated Beneficiary, or for a specified period often (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net realized appreciation with respect to employer securities).

        (c) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

        (d) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                     -39a-

                                   ARTICLE VI
                            FIDUCIARY RESPONSIBILITY


6.01    FIDUCIARY RESPONSIBILITY PROVISIONS

        As required by ERISA, the Employer has appointed certain named fiduciaries of this Plan and, until otherwise changed by action of the Board, such named fiduciary is the Pension Board.

        The named fiduciary or fiduciaries, as the case may be, shall have the authority to control and manage the operation of this Plan, and shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan and the requirements of ERISA. If more than one fiduciary has been named, this authority and responsibility shall be jointly and severally shared.

        Any person or group of persons may serve in more than one (3) fiduciary capacity with respect to this Plan. A named fiduciary (or a fiduciary designated by a named fiduciary) may employ one (1) or more persons to render advice with regard to any responsibilities such fiduciary has under the Plan. A person who is a named fiduciary with respect to control and management of the assets of the Plan may appoint an investment manager or managers to manage any assets of the Plan. The insurance carrier's liability as a fiduciary is limited to that arising from its management of any assets of the Plan held by the insurance carrier in one (1) or more of its separate accounts.

        The Employer may allocate fiduciary responsibilities (other than trustee responsibilities) among named fiduciaries if there is more than one (3). Provision may be made for named fiduciaries to designate persons other than named fiduciaries to carry out fiduciary responsibilities under the Plan. If any fiduciary responsibility of a named fiduciary is allocated to any person or a person is designated to carry out such responsibility, then such named fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility except as provided by ERISA.

        No fiduciary guarantees the Fund in any manner against investment loss or depreciation of asset value.

                                  ARTICLE VII
                                 PENSION BOARD


7.01    APPOINTMENT AND ACCEPTANCE

        As required by ERISA, the Employer has appointed an administrative Pension Board of this Plan by designating individuals to act in this capacity and/or offices or positions whose occupants will act in this capacity.

        Each member of the Pension Board shall be deemed to be a fiduciary within the meaning of ERISA, and each shall signify his acceptance of his function by filing written notice with the Employer. No member of the Pension Board who is an Employee shall receive compensation with respect to his services on the Pension Board.

7.02    DUTIES AND AUTHORITY

        The Pension Board shall administer the Plan on behalf of the Employer in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries and with the care, skill prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

        The Pension Board shall perform all such duties as are necessary to operate, administer, and manage the Plan in accordance with the terms thereof, including but not limited to the following:

        (a) To determine all questions relating to a Participant's coverage under the Plan;

        (b) To maintain all necessary records for the administration of the Plan;

        (c) To compute and authorize the payment of retirement income and other benefit payments to eligible Participants and Beneficiaries; subject, however; to the provisions of Section 7.03;

        (d) To interpret and construe the provisions of the Plan and to make regulations that are not inconsistent with the terms thereof; subject, however, to the provisions of Section 7.03; and

        (e) To advise or assist Participants regarding any rights, benefits, or elections available under the Plan.

A new subparagraph (f) shall be added to section 7.02 to read as follows (First Amendment to the Plan)

        (f) Subject to Section 7.03, the Pension Board shall have full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan, and to decide any matter presented through the claims review procedure. Any final determination by the Pension Board shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious based upon the evidence considered by the Pension Board at the time of such determination.

The balance of page retyped only for easy reading with the addition of above amendment.


        The Pension Board annually shall prepare a report, which shall be submitted to the Board, showing in reasonable summary the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past year.

        In addition the Pension Board shall also furnish annually to the Joint Committee, to be established under Section 7.10(g), a report regarding the operation of the Plan and such additional information as may be reasonably required.

        The Pension Board, either as a board or as individuals, shall not be liable for any loss or depreciation of the Trust Fund or for any insufficiency therein. All payments of pensions as provided in this Plan shall be made solely out of the Trust Fund and the Pension Board shall not be in any manner liable therefor.

        The members of the Pension Board and the Employer and its officers and directors shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any actuary, upon all certificates and reports made by any accountant, and upon all opinions given by any legal counsel, selected or approved by the Pension Board or the Employer, and the members of the Pension Board and the Employer and its officers and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance on any such tables, valuations, certificates, reports, opinions, or any other advice of such actuary, accountant, or counsel, and all action so taken or suffered shall be conclusive upon all Employees and pensioners.

        The Employer shall select a qualified actuary to make periodic actuarial valuations of the Plan for the purpose of determining whether the "monthly pension unit" can be maintained by the assets of the Trust Fund and by the level of future contributions. A copy of the report of the actuary shall be furnished to the Employer and the Joint Committee. Following the submission of the actuary's report and its review by the Employer and Joint Committee, the parties shall meet to consider any changes which might have been indicated as necessary or desirable by the actuary's report. No changes in the "monthly pension unit" or other provisions of the Plan shall be made except with the agreement of both parties; provided, however, that pensions once granted shall not be reduced, except as provided in this Plan.

        The Pension Board shall take such actions as are necessary to establish and maintain the Plan as a retirement program that is at all times in full and timely compliance with any law or regulation having pertinence to this Plan.

        The Pension Board shall be granted by the Employer all reasonable powers necessary or appropriate to accomplish its duties as an administrative Pension Board.

7.03    DECISIONS OF THE PENSION BOARD

        Decisions of the Pension Board shall be final and binding on all Employees, except as provided in this Section 7.03. If any difference shall arise between the Employer or the Board and any Employee who shall be an applicant for retirement income as to:

        (a) The number of years of Service of such applicant in the employ of the Employer;

        (b)     The age of such applicant;

        (c) The propriety of or correctness of calculations of any deductions from retirement income under the provisions of this Plan;

        (d) Whether an applicant, who shall have been determined to be permanently incapacitated and who shall have at least fifteen
                (15) years of such Service but shall not have attained his Normal Retirement Date, shall have become so permanently incapacitated through some unavoidable cause; or

        (e)     Calculations of retirement income under this Plan,

        and agreement cannot be reached between the Pension Board and a representative of the Union, such question shall be referred to an impartial umpire to be selected by the Pension Board and the Union. The impartial umpire shall have authority only to decide the question pursuant to the provisions of this Plan applicable to the question, but he shall not have authority in any way to alter, add to, or subtract from any of such provisions. The decision of the impartial umpire on any such question shall be binding on the Employer, the Pension Board, the Union and the Employee. The fees and expenses of the impartial umpire shall be shared equally by the Employer and the Union.

7.04    DIFFERENCES AS TO DISABILITY

        If any difference shall arise between the Employer and any Employee as to whether such Employee is or continues permanently incapacitated within the meaning of Section 1.32, such difference shall be resolved as follows:

        The Employee shall be examined by a physician appointed for the purpose by the Employer and by a physician appointed for the purpose by a duly authorized representative of the Union. If they shall disagree concerning whether the Employee is permanently incapacitated, that question shall be submitted to a third physician selected by such two
        (2) physicians. The medical opinion of the third physician, after examination of the Employee and consultation with the other two (2) physicians, shall decide such question. The fees and expenses of the third physician shall be shared equally by the Employer and the Union.

7.05    PENSION BOARD PROCEDURES

        The Pension Board shall act by a majority of its members in office at any time and may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

7.06    EXPENSES AND ASSISTANCE

        All reasonable expenses necessary to operate and administer the Plan shall be borne by the Employer. The Employer shall furnish the Pension Board with such clerical and other assistance as is required in the performance of its duties.

7.07    PARTICIPANTS AND OTHER PAYEES - DATA

        Participants and other persons affected by the Plan shall furnish the Pension Board upon request such documents, evidence, or information which the Pension Board considers necessary or desirable for the purpose of administering the Plan. The Pension Board may cause to be withheld any benefit payments, otherwise due the Participant or other person, until the required document, evidence, or other information is so furnished.

7.08    RESIGNATION AND REMOVAL OF MEMBER OF PENSION BOARD

        A member of the Pension Board may resign at any time by delivering to the Employer a written notice or resignation, to take effect at a date specified therein. Such date should not be less than thirty (30) days after the delivery of the resignation, unless waived by the Employer.

        A member of the Pension Board may be removed with or without cause by the Employer through delivery to him of written notice of removal, to take effect at a date specified therein.

7.09    APPOINTMENT OF SUCCESSOR

        In the event any position on the Pension Board is vacant, the Employer shall promptly designate a successor member of the Pension Board who must signify acceptance of this position in writing.

7.10    PLAN ADMINISTRATION - MISCELLANEOUS

        (a) Filing a Claim for Benefits. A Participant or Beneficiary shall notify the Pension Board of a claim for benefits under the Plan. Such request may be in any form adequate to give reasonable notice to the Pension Board and shall set forth the basis of such claim and shall authorize the Pension Board to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the Plan.

        (b) Denial of Claim. Whenever a claim for benefits by any Participant or Beneficiary has been denied, written notice prepared in a manner calculated to be understood by the Participant or Beneficiary will be provided, setting forth the specific reasons for the denial and explaining the procedure for an appeal and review of the decision by the Pension Board.

        (c) Masculine and Feminine, Singular and Plural. In construing the text of this Plan, the masculine shall include the feminine and the singular shall include the plural, and the plural the singular wherever the context shall plainly so require.

        (d) Reference to Laws. Any reference herein to any section of the Code, ERISA, or any other statute or law shall be deemed to include any successor statute or law of similar import.

        (e) Limitation. Participation in the Plan shall not grant any Participant the right to be retained in the service of the Employer or any other rights other than those to which he is entitled under relevant law or regulations.

        (f) Divestment of Benefits for Cause Precluded. In no event may a Participant be divested for cause of retirement income or other benefits which he is eligible to receive.

        (g) Joint Committee. The Joint Committee under this Plan shall consist of six (6) members, three (3) of whom shall be designated by the Employer and three (3) of whom shall be designated by the Union. The several members of the Joint Committee shall serve until their respective successors have been selected in like manner. The Joint Committee shall be entitled to receive from the Pension Board an annual report regarding the operation of the Plan and the benefits thereunder insofar as they affect the Employees of the Employer and such additional information as shall be reasonably required for the purpose of enabling the Committee to be properly informed. The Joint Committee may make such recommendations as in its discretion it deems advisable to the Pension Board and the Union.

        (h) Clerical Error. If any fact pertaining to eligibility for or amounts of benefits payable under the Plan to a Participant or other payee has been misstated, or in the event of clerical error, the benefits will be adjusted on the basis of the correct facts in a manner precluding individual selection.

Article VIII is amended to read as follows (First Amendment to the Plan)




                                  ARTICLE VIII
                            RESTRICTIONS ON BENEFITS



8.01     RESTRICTIONS ON PLAN TERMINATION

        In the event of Plan termination, the benefit of any Participant or former Participant who is a highly compensated employee shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

        For purposes of this Article VIII, "highly compensated employee" shall mean highly compensated employee as defined under Section 414(q) of the Code.


8.02     RESTRICTION ON DISTRIBUTIONS

        (a) The annual payments to a restricted Participant shall be limited to an amount equal to the payments that would be made on behalf of such restricted Participant under a single life annuity that is the Actuarial Equivalent of the sum of the restricted Participant's Accrued Benefit and other benefits under the Plan.

                Notwithstanding the foregoing, the restriction set forth in this
                Section 8.02 shall not apply in the event that either of the following requirements is met:

                (1) The value of Plan assets equals or exceeds one hundred ten percent (110%) the value of the Plan's current liabilities, as defined under Section 412(l)(7) of the Code, after payment to a restricted Participant of his "Benefits" as described in paragraph (b) below; or

                (2) The value of "Benefits", as described in paragraph (b) below, of a restricted Participant is less than one percent (1%) of the value of the Plan's current liabilities, as defined in Section 412(l)(7) of the Code.

                For purposes of this Section 8.02, "restricted Participant" means a Participant who is among the twenty-five (25) highest paid highly compensated employees.

(Continued from page 51) (First Amendment to the Plan)


                (b) "Benefits", for purposes of this Section 8.02, include loans in excess of the amounts set forth in section 72(p)(2)(A) of the Code, any periodic income, the value of any withdrawals made by the Participant, in the event the Participant is still living, and any death benefits not provided for by insurance on the Participant's life.

























Pages 53, 54 & 55 are now blank pages as the result of this Amendment.

                              This page is Blank.

                              This page is Blank.

                                   ARTICLE IX
                           AMENDMENT AND TERMINATION


9.01    RIGHT TO AMEND OR TERMINATE

        This Plan may be amended or modified in whole or in part from time to time upon agreement between the Employer and the Union; provided, however, that no amendment:

        (a) Shall have the effect of vesting in the Employer or any Related Employer any interest in or control of any funds, securities or other property subject to the terms of the Trust;

        (b) Shall authorize or permit at any time any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as provided in Section 3.04;

        (c) Shall have any retroactive effect as to deprive any Participant, former Participant or Beneficiary of any benefit already accrued, save only that no amendment made in conformance with the provisions of the Code or any other statute relating to employees' trusts, or of any official regulation or rulings issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary; and

        (d) Shall eliminate an optional form of benefit or decrease an Accrued Benefit.

9.02    TERMINATION

        (a) It is the expectation of the Employer that it will continue this Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan is not assumed as a contractual obligation of the Employer, and the right is reserved by the Employer at any time to discontinue permanently its contributions hereunder. In the event that the Plan is terminated in whole or in part or if contributions by the Employer are discontinued completely, the benefits then accrued for all affected Participants shall be fully vested and nonforfeitable. Notwithstanding the previous sentence, a person shall have recourse in seeking satisfaction of his benefits against only the Trust Fund and the PBGC. No Participant or Beneficiary shall have a claim against the Employer, the Trust or any Plan fiduciary for any benefit in excess of the amount funded on the date of the Plan termination.

        (b) This Plan may be terminated by the Board at any time, but the Employer must notify the PBGC of its intention to terminate the Plan. Such termination shall become effective as set forth in ERISA.

        (c)     The funds are to be allocated in such manner as:

                (1) To continue benefits which began to be paid three (3) years before the termination date under the provisions of the Plan in effect during the five (5) years prior to termination which would provide the smallest benefit. Benefits which would be in this category if the Participant eligible for benefits had elected to begin receipt of such benefit payments at least three
                        (3) years prior to the termination shall also be provided;

                (2) Then to provide all other insured benefits guaranteed by the PBGC, including benefits for a substantial owner who owns directly or indirectly more than ten percent (10%) of the Employer's voting stock;

                (3)     Then to provide all other nonforfeitable benefits;

                (4)     Then to provide all other benefits under the Plan; and

                (5) Then to provide a return to the Employer of any balance due to actuarial error if any assets remain after all liabilities with respect to Participants, former Participants and Beneficiaries have been satisfied.

                This allocation is intended to fulfill the requirements of ERISA, and assets shall be allocated on the basis of ERISA should the above provisions and ERISA differ.

9.03    PARTIAL TERMINATION

        In the event the Plan is partially terminated, the Participants affected shall have a nonforfeitable right to the benefits accrued to the date of the partial termination.

9.04    METHOD OF PAYMENT

        Amounts allocated to affected individuals upon termination or partial termination of the Plan shall be paid through the purchase of annuity contracts; provided, however, that if the single sum value of an individual's benefit is three thousand five hundred dollars ($3,500) or less, payment shall be made in a single sum in cash.

9.05    NOTICE OF AMENDMENT, TERMINATION, OR PARTIAL TERMINATION

        Affected Participants shall be notified of an amendment, termination or partial termination of the Plan as required by the applicable provisions of ERISA. In the event that any amendment to the Plan would change the provisions of Section 4.04 with respect to eligibility for a nonforfeitable benefit, each Participant who has completed at least three (3) years of Vesting Service shall be entitled to elect, in accordance with ERISA, to have his right to a nonforfeitable benefit computed under the Plan without regard to such amendment.

                                   ARTICLE X
                                 MISCELLANEOUS


10.01    NO CONTRACT OF EMPLOYMENT

         Nothing herein contained shall be construed to constitute a contract of employment between the Employer and any Employee. The employment records of the Employer and the Trustee's records shall be final and binding upon all Employees as to liability and participation.

10.02    MERGER OR CONSOLIDATION OF PLAN, TRANSFER OF ASSETS

         Any merger or consolidation of the Plan with another plan or transfer of Plan assets or liabilities to any other plan shall be effected, in accordance with such regulations, if any, as may be issued pursuant to
         Section 208 of ERISA, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferred plan were terminated immediately following such event, a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

10.03    DATA

         It shall be a condition precedent to the payment of all benefits under the Plan that each Participant, former Participant and Beneficiary must furnish to the Employer such documents, evidence or information as the Employer considers necessary or desirable for the purpose of administering the Plan, or to protect the Employer or the Trustee.

10.04    RESTRICTIONS UPON ASSIGNMENTS AND CREDITORS' CLAIMS

         Except as otherwise provided in the Plan, no Participant, former Participant or any Beneficiary, or the estate of any such person, shall have the power to assign, pledge, encumber or transfer any interest in the Trust Fund while the same shall be in possession of the Trustee. Any such attempt at alienation shall be void. No such interest shall be subject to attachment, garnishment, execution, levy or any other legal or equitable proceeding or process, and any attempt to do so shall be void. The preceding shall apply also to the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in
         Section 414(p) of the Code. A domestic relations order entered before January 1, 1985 will be treated as a qualified domestic relations order if payment of benefits pursuant to the order has commenced as of such date and may be treated as a qualified domestic relations order if payment of benefits has not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p) of the Code.

10.05    RESTRICTION OF CLAIMS AGAINST TRUST FUND

         The Trust Fund under this Plan and Trust Agreement from its inception shall be a separate entity aside and apart from the Employer and its assets. The Trust and the corpus and income thereof shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of the Employer. Neither the establishment of the Trust Fund, the modification thereof, the creation of any fund or account nor the payment of any benefits shall be construed as giving any Participant or any other person whomsoever any legal or equitable rights against the Employer or the Trustee unless the same shall be specifically provided for in this Plan.

10.06    BENEFITS PAYABLE BY TRUST FUND

         All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Employer assumes no liability or responsibility therefor.

10.07    SUCCESSoR TO EMPLOYER

         In the event that any successor to the Employer, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor shall be substituted hereunder for the Employer upon filing in writing with the Trustee its election to do so.

10.08    APPLICABLE LAW

         The Plan shall be construed and administered in accordance with ERISA, and any judicial review thereunder shall be governed by the "arbitrary and capricious" standard, and with the laws of the state where the Employer has its principal office, to the extent that such laws are not preempted by ERISA.

10.09    INTERNAL REVENUE SERVICE APPROVAL

         This amendment and restatement of the Plan shall be effective as of October 1, 1989 provided that the Employer shall obtain a favorable determination letter from the Internal Revenue Service that this Plan and the related Trust Agreement qualify under Sections 401(a) and 501(a) of the Code, as amended. Any modification or amendment of this Plan may be made retroactive as necessary or appropriate in order to secure or maintain such qualification.

                                    Table 1

                      EARLY RETIREMENT ADJUSTMENT FACTORS

                Number of Years and Months From Retirement Date
                           to Normal Retirement Date

         Months   Years:   0        1       2        3        4        5
         ------            -        -       -        -        -        -

         0                          92.8%   85.6%    78.4%    71.2%    64.0%
         1                 99.4%    92.2%   85.0%    77.8%    70.6%    63.7%
         2                 98.8%    91.6%   84.4%    77.2%    70.0%    63.4%
         3                 98.2%    91.0%   83.8%    76.6%    69.4%    63.1%
         4                 97.6%    90.4%   83.2%    76.0%    68.8%    62.8%
         5                 97.0%    89.8%   82.6%    75.4%    68.2%    62.5%
         6                 96.4%    89.2%   82.0%    74.8%    67.6%    62.2%
         7                 95.8%    88.6%   81.4%    74.2%    67.0%    61.9%
         8                 95.2%    88.0%   80.8%    73.6%    66.4%    61.6%
         9                 94.6%    87.4%   80.2%    73.0%    65.8%    61.3%
         10                94.0%    86.8%   79.6%    72.4%    65.2%.   61.0%
         11                93.4%    86.2%   79.0%    71.8%    64.6%    60.7%

         Months   Years:            6        7        8       9        10
         ------                     -        -        -       -        --

         0                          60.4%   56.8%    53.2%    49.6%    46.0%
         1                          60.1%   56.5%    52.9%    49.3%
         2                          59.8%   56.2%    52.6%    49.0%
         3                          59.5%   55.9%    52.3%    48.7%
         4                          59.2%   55.6%    52.0%    48.4%
         5                          58.9%   55.3%    51.7%    48.1%
         6                          58.6%   55.0%    51.4%    47.8%
         7                          58.3%   54.7%    51.1%    47.5%
         8                          58.0%   54.4%    50.8%    47.2%
         9                          57.7%   54.1%    50.5%    46.9%
         10                         57.4%   53.8%    50.2%    46.6%
         11                         57.1%   53.5%    49.9%    46.3%


                                    Table II

                     JOINT AND SURVIVOR ADJUSTMENT FACTORS
                           50% CONTINUATION TO SPOUSE

Spouse's                                                  Participant's Age
        --------------------------------------------------------------------------------------------------------
         Age       55       56       57      58       59      60       61        62      63       64       65     66

         45       84.7     83.6     82.4    81.3     80.2     79.0     77.7     76.3    74.8     73.4     72.0   70.8

         46       85.1     84.0     82.9    81.8     80.6     79.4     78.1     76.7    75.3     73.9     72.5   71.3
         47       85.6     84.5     83.4    82.3     81.1     79.9     78.6     77.2    75.8     74.5     73.1   71.9
         48       86.1     85.0     83.9    82.8     81.6     80.4     79.2     77.8    76.4     75.0     73.6   72.4
         49       86.5     85.4     84.3    83.3     82.2     81.0     79.7     78.3    76.9     75.6     74.2   73.0
         50       87.0     85.9     84.8    83.8     82.7     81.5     80.2     78.8    77.5     76.1     74.7   73.5
         51       87.5     86.4     85.3    84.3     83.2     82.0     80.7     79.4    78.0     76.7     75.3   74.1
         52       88.0     87.0     85.9    84.8     83.7     82.5     81.3     80.0    78.6     77.3     75.9   74.7
         53       88.5     87.5     86.4    85.4     84.3     83.1     81.9     80.6    79.2     77.9     76.5   75.3
         54       88.9     87.9     86.9    85.9     84.9     83.7     82.5     81.2    79.8     78.5     77.2   76.0
         55       89.4     88.4     87.4    86.4     85.4     84.3     83.1     81.8    80.4     79.1     77.8   76.6

         56       89.9     88.9     87.9    87.0     86.0     84.9     83.7     82.4    81.0     79.7     78.4   77.2
         57       90.4     89.4     88.4    87.5     86.5     85.4     84.3     83.0    81.7     80.4     79.1   77.9
         58       90.8     89.9     89.0    88.1     87.1     86.0     84.9     83.6    82.3     81.1     79.8   78.6
         59       91.3     90.4     89.5    88.6     87.6     86.6     85.5     84.2    83.0     81.7     80.5   79.3
         60       91.7     90.9     90.0    89.1     88.2     87.2     86.1     84.9    83.6     82.4     81.2   80.0
         61       92.2     91.4     90.5    89.7     88.8     87.8     86.7     85.5    84.3     83.1     81.9   80.7
         62       92.6     91.8     90.9    90.1     89.3     88.3     87.3     86.1    84.9     83.8     82.6   81.4
         63       93.0     92.2     91.4    90.6     89.8     88.9     87.9     86.7    85.6     84.5     83.3   82.1
         64       93.4     92.6     91.8    91.1     90.3     89.4     88.4     87.3    86.2     85.2     84.1   82.8
         65       93.8     93.1     92.3    91.6     90.8     89.9     89.0     87.9    86.9     85.8     84.8   83.5

         66       94.2     93.5     92.8    92.1     91.3     90.5     89.6     88.6    87.5     86.5     85.5   84.2

         67       94.6     93.9     93.2    92.5     91.8     91.0     90.2     89.2    88.2     87.2     86.2   84.9
         68       94.9     94.3     93.6    93.0     92.3     91.5     90.7     89.8    88.8     87.9     86.9   85.6
         69       95.3     94.7     94.1    93.5     92.8     92.1     91.3     90.4    89.5     88.6     87.7   86.3
         70       95.6     95.4     95.1    94.5     93.9     93.4     92.8     91.0    90.1     89.3     88.4   87.0


*Age nearest birthday on Retirement Date.

Factors for other age combinations will be determined in a manner consistent with the manner used in determining these factors.

These factors are for the Life-No Death Benefit Form.

CONTINGENT PENSIONER ADJUSTMENT FACTORS

              Contingent Pensioner's Age            Participant's Age
              --------------------------            -----------------

                                            55       60       65       70
                                            --       --       --       --

                                          With Full Continuation to Contingent
                                          Pensioner.

                                  45       77.8%    69.7%    60.4%   50.4%
                                  50       81.7%    73.9%    64.5%   54.2%
                                  55       85.5%    78.3%    69.3%   58.8%
                                  60       89.0%    82.9%    74.7%   64.4%
                                  65       92.3%    87.5%    80.4%   71.0%
                                  70       94.8%    91.4%    86.0%   78.0%

                                          With Two-Thirds  Continuation  to
                                          Contingent Pensioner.

                                  45       84.0%    77.5%    69.5%   60.4%
                                  50       87.0%    80.9%    73.1%   64.0%
                                  55       89.8%    84.4%    77.2%   68.1%
                                  60       92.4%    87.9%    81.5%   73.1%
                                  65       94.7%    91.3%    86.0%   78.6%
                                  70       96.5%    94.1%    90.2%   84.2%

                                          With One-Half Continuation to
                                          Contingent Pensioner.
                                  45       87.5%    82.1%    75.3%   67.0%
                                  50       89.9%    85.0%    78.4%   70.3%
                                  55       92.2%    87.9%    81.9%   74.1%
                                  60       94.2%    90.6%    85.5%   78.4%
                                  65       96.0%    93.3%    89.1%   83.0%
                                  70       97.3%    95.5%    92.5%   87.6%



*Age nearest birthday on Retirement Date, or on date contingent Pensioner option becomes effective, if later.

Factors for other age combinations will be determined in a manner consistent with the manner used in determining these factors.